SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 9, 2011

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Description of Capital Stock

TGC Industries, Inc., a Texas corporation (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of the Company’s capital stock. The description of the capital stock of the Company set forth below is only a summary and is not intended to be complete.  For a complete description, please read the Company’s Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which have been filed with the Securities and Exchange Commission.

Common Stock

The Company is authorized to issue 25,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of which 19,238,856 shares of Common Stock, and options exercisable to purchase 727,551shares of Common Stock, were issued and outstanding as of June 8, 2011.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock are available for general corporate purposes, including, but not limited to, possible issuance as stock dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, stock purchase plans, public or private offerings or the Company’s existing and/or future equity compensation plans.

Common Stock

Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders and is equal to each other share of Common Stock with respect to voting, liquidation and dividend rights. In the event of a merger or consolidation of the Company with or into another corporation or entity, or a sale of all or substantially all of the Company’s assets to another corporation or entity, the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Company’s Common Stock is required for approval. Holders of Common Stock are entitled to receive the dividends, if any, as may be declared by the Company’s board of directors (the “Board”) at any regular or special meeting, out of assets legally available, payable in cash, property or shares of the Company, and to receive net assets in liquidation after payment of all amounts due to creditors and any liquidation preference due to preferred shareholders. Holders of Common Stock have no conversion rights and are not entitled to any preemptive or subscription rights. Holders of Common Stock are not subject to redemption or any further calls or assessments and the Common Stock does not have cumulative voting rights in the election of directors.

Dividend Policy

The payment of any dividends is in the discretion of the Company’s Board and will depend on the Company’s financial condition, results of operations, capital and legal requirements and other factors deemed relevant by the Board. Most recently, on April 20, 2010, the Company declared a five percent (5%) stock dividend on its outstanding shares of Common Stock, paid on May 14, 2010 to shareholders of record as of April 30, 2010. The Company has not paid any cash dividends on its Common Stock in the past, and does not anticipate paying any cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to fund future operations.

Preferred Stock

The Company is authorized to issue 4,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”). Preferred Stock may be issued in series, and shares of each series shall have such rights and preferences as shall be fixed by the Board in the resolution or resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board has authority, without further action by the holders of Common Stock, to fix the rights, dividend rate (including whether such dividends shall be cumulative or non-cumulative), voting rights, conversion rights, rights and terms of redemption (including any sinking fund provisions) and the liquidation preferences of that series of Preferred Stock. The issuance of Preferred Stock by the Company could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and/or payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. No shares of Preferred Stock were issued and outstanding as of June 8, 2011.

Limitation of Director Liability

The Company’s Articles of Incorporation provide that the Company’s directors will have no personal liability to the Company or its shareholders for monetary damages for breach or alleged breach of the directors’ duties of care. This provision in the Articles of Incorporation does not eliminate the Company’s directors’ fiduciary duties of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief should remain available under Texas law. Furthermore, each of the Company’s directors continues to be subject to liability for (i) a breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) any transaction from which a director derives an improper personal benefit; (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute or (v) an act related to an unlawful corporate distribution. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

On October 20, 2008, the Company entered into indemnification agreements with each of its directors. Under the indemnification agreements, in exchange for the directors’ service to the Company and its affiliates, the Company has agreed to indemnify each director who is involved in any threatened, pending or completed investigation, claim, action, suit or proceeding whether civil, criminal, administrative or investigative initiated against the director as a result of his service as a director and/or officer, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action. Each agreement shall terminate on the tenth anniversary after such person ceases to hold any position with the Company or have any relationship with the Company, or upon the final resolution of all such pending actions brought against the director.

Texas Anti-Takeover Statute

The Company is a Texas corporation and therefore subject to the provisions of the Texas Business Organizations Code (“TBOC”). Section 21.606 of the TBOC prevents the Company from engaging in a business combination with an “affiliated shareholder” (generally, a person owning 20% or more of the Company’s outstanding voting stock), or an affiliate or associate of the affiliated shareholder, for three years following the time that person becomes a 20% shareholder unless either:

•                  before that person became a 20% shareholder, the Board approved the transaction in which the shareholder became a 20% shareholder or approved the business combination; or

•                  after the transaction in which that person became a 20% shareholder, the business combination is approved at a shareholder meeting by at least two-thirds of the outstanding voting stock not owned by the 20% shareholder or an affiliate or associate thereof.

Texas law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested shareholder, including mergers, asset sales and other similar transactions. This law could have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of the Common Stock.

Anti-Takeover Provisions of the Company’s Articles of Incorporation and Bylaws

Provisions contained in the Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may deter or prevent a tender offer or takeover attempt, including attempts that may result in a premium being paid over the market price for the shares held by the Company’s shareholders.

Supermajority Votes for Business Combination

The Articles of Incorporation and Bylaws provide that the affirmative vote of 80% of the Company’s issued and authorized shares is required for either the execution of any merger or consolidation of the Company into another corporation or entity or a sale of all or substantially all of the Company’s assets to another corporation or entity.

Classified Board of Directors

At such time as the Board consists of nine directors, the directors may be split into share classes consisting of three directors each, upon resolution of the Board. Only one class of directors would be up for re-election each year. Additionally, a director may not be removed from his position on the Board without the affirmative vote of at least 80% of the Company’s issued and outstanding shares. These provisions could render it difficult for an outside group to gain control of the Company’s Board in order to effect a business combination.

Supermajority Vote for Amendment of Articles of Incorporation

The anti-takeover provisions of the Articles of Incorporation cannot be amended unless the amendment is approved by at least 80% of the Company’s issued and outstanding shares.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s Common Stock is American Stock Transfer & Trust Company. The transfer agent’s address is 59 Maiden Lane, Plaza Level, New York, New York 10038 and its telephone number is (212) 936-5100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 9, 2011	By:	/s/ James K. Brata
James K. Brata
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)